UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 30, 2005

VISTEON CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-15827	38-3519512

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Village Center Drive, Van Buren Township, Michigan		48111

(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (800)-VISTEON

17000 Rotunda Drive, Dearborn, Michigan 48120

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e4(c))

SECTION 2 – FINANCIAL INFORMATION

Item 2.02. Results of Operations and Financial Condition.

     On January 31, 2005, the registrant issued a press release regarding its preliminary financial results for the fourth quarter and full year of 2004. The press release, filed as Exhibit 99.1 to this Current Report on Form 8-K, is incorporated herein by reference.

SECTION 4 – MATTERS RELATED TO ACCOUNTANTS AND FINANCIAL STATEMENTS

Item 4.02. Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

(a) On January 30, 2005, the Audit Committee of the registrant’s Board of Directors, in consultation with the registrant’s independent registered public accounting firm, concluded that the previously issued financial statements contained in the registrant’s Annual Reports on Form 10-K for the years ended December 31, 2003 and 2002 and its Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2004, June 30, 2004 and September 30, 2004 should not be relied upon because of errors in those financial statements and that the registrant would restate these financial statements to make the necessary accounting corrections.

     A copy of the registrant’s January 31, 2005 press release with respect to, among other things, the accounting corrections is attached as Exhibit 99.1 and is incorporated by reference into this Item 4.02.

     The Audit Committee of the registrant’s Board of Directors has discussed the matters disclosed in this report with PricewaterhouseCoopers LLP, its independent registered public accounting firm.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Description

99.1	Press release dated January 31, 2005

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VISTEON CORPORATION

Date: January 31, 2005	By:	William G. Quigley III William G. Quigley III Vice President, Corporate Controller and Chief Accounting Officer

EXHIBIT INDEX

Exhibit No.	Description	Page
Exhibit 99.1	Press Release dated January 31, 2005